THE RIVERFRONT FUNDS, INC.
                     THE RIVERFRONT FLEXIBLE GROWTH FUND
      THIS PROXY IS SOLICITED ON BEHALF
 OF THE DIRECTORS OF THE COMPANY


The undersigned hereby appoints Walter B. Grimm,
 James E. White and Charles
L. Booth and each of them, with full power of substitution, proxies to vote and act with respect to all Shares of The Riverfront
 Flexible Growth Fund (the
"Fund"), a series of The Riverfront Funds, Inc.
 (the "Company"), which the
undersigned is entitled to  vote, at the Special
 Meeting of Shareholders of the
Company to be held on Monday, December
 30, 1996, at 3435 Stelzer Road,
Columbus, Ohio 43219, at 10:00 A.M.,
 EST, and at any and all adjournments
thereof, on the following proposals and
 any other matters that may properly
come before the Meeting. The undersigned
 hereby acknowledges receipt of the
Notice of Special Meeting of Shareholders
 dated December 6, 1996, and Proxy
Statement attached thereto.

 NOTE: Please sign legibly
 and exactly as name
  appears on this card.
 If Shares are registered
  in the name of joint
 owners, each must sign the
 proxy. When signing
 as executor, administrator,
  attorney, trustee or
 guardian or as custodian
 for a minor, please
 give full title as such.
  If a corporation,
 please sign in full
                                corporate name and
 indicate the signer's
                                office. If a partner,
 please sign in
                                the partnership name.


                                -----------------------------------------
                                (Signature of Shareholder)


                                -----------------------------------------
                                (Signature of Shareholder)


                                Dated:
                                      -----------------------------------

The Shares represented by this Proxy
 will be voted upon the proposals listed
below in accordance with the instruction
 given by the Shareholder, but if no
instruction is given, this Proxy will be
 voted FOR the proposals and in
accordance with the best judgement of
 the proxies on any other matter which
properly comes before the Meeting:
     FOR        AGAINST
ABSTAIN
1. Approval of the amendment to the arrangements
 with respect to the management of the Fund
such    / /          / /           / /
   that The Provident Bank will become the
sole manager of the Fund's portfolio.

2. Approval of amendments to the Company's
 Articles of Incorporation to reclassify the currently
   issued and outstanding shares of the Fund
 as shares of The Riverfront Balanced Fund.           / /
       / /           / /



                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE.